Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$741,749
Unrealized Gain (Loss) on Market Value of Futures	741,086
Dividend Income	7,898
Interest Income	56,353
ETF Transaction Fees	350
Total Income (Loss)	$1,547,436

Expenses
General Partner Management Fees	$17,697
Professional Fees	18,618
Brokerage Commissions	4,013
Non-interested Directors' Fees and Expenses	364
Prepaid Insurance Expense	266
NYMEX License Fee	442
Total Expenses	41,400
Expense Waiver	(19,279)
Net Expenses	$22,121
Net Income (Loss)	$1,525,315

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/19	$31,830,449
Additions (50,000 Shares)	1,244,835
Net Income (Loss)	1,525,315

Net Asset Value End of Month	$34,600,599
Net Asset Value Per Share (1,450,000 Shares)	$23.86

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596